UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2011

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Parkway Properties, Inc. (“Parkway” or the “Company”) has entered into a series of 8 Purchase and Sale Agreements (the “Agreements”) to sell a portfolio of 15 non-core assets (the “Portfolio”) to Hertz Acquisitions Group, LLC (the “Buyer”) for a gross sale price of $147.5 million.

The Portfolio consists of approximately 1.9 million square feet of office properties located in Jackson, Memphis and Richmond, consisting of the following properties:

Market / Property Name	Square Feet	Parkway Ownership
Jackson
One Jackson Place	221,293	100.0%
111 Capitol Building	187,129	100.0%
Pinnacle at Jackson Place	189,085	100.0%
Parking at Jackson Place (1)	81,868	N/A
UBS Building / River Oaks Place	167,401	20.0%

Memphis
Falls Building	155,061	100.0%
Forum I	162,556	100.0%
Forum II & III	179,930	100.0%
Toyota Center	174,700	100.0%

Richmond
Boulders Center	140,858	100.0%
Moorefield I	46,638	100.0%
Moorefield II	46,756	100.0%
Moorefield III	51,838	100.0%
Winchester Building	126,867	100.0%

(1)	Square Feet shown for Parking at Jackson Place only includes the office and retail space in the parking garage.

The Buyer has concluded its due diligence and has deposited earnest money of $3.0 million. The sale is expected to close during the first quarter of 2012, subject to the Buyer’s successful assumption of certain existing mortgage loans and customary closing conditions. Each Agreement contains representations, warranties and covenants that are customary and typical for an agreement and transaction of this nature.

The UBS Building / River Oaks Place in Jackson are owned by a joint venture and have a $12.2 million non-recourse mortgage loan, of which approximately $2.4 million represents Parkway’s share. The Pinnacle at Jackson Place in Jackson has a $29.5 million mortgage loan. In connection with the assumption of the Pinnacle at Jackson Place mortgage, the Company estimates that it will record a one-time charge to interest expense related to the interest rate swap currently in place of approximately $2.5 million in the first quarter of 2012. All other assets in the Portfolio are currently unencumbered with debt.

The description of the Agreements contained herein is qualified in its entirety by reference to the form of Purchase and Sale Agreement, which is attached hereto as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Upon the completion of the sale of the Portfolio and other announced pending sales, Parkway would have one remaining asset located in Jackson totaling 267,000 square feet, one remaining asset located in Memphis totaling 337,000 square feet, and completed its exit from Richmond. The remaining assets in Jackson and Memphis will continue to be marketed for sale.

Item 2.06	Material Impairments

In connection with the proposed sale of the Portfolio as discussed in Item 1.01, the Company estimates that it will recognize a non-cash impairment loss of approximately $58 to $60 million in the fourth quarter of 2011 related to the Portfolio as well as the two remaining assets in Jackson and Memphis; however this is only an estimate and could change primarily based upon the ultimate timing of the sales.

Item 8.01	Other Events

On December 31, 2011, the Company completed the previously announced sale of its interest in nine assets in the Parkway Properties Office Fund, L.P. (“Fund I”) portfolio to its existing partner in the fund, Ohio Public Employees Retirement System (“Ohio PERS”). The completed sale of Fund I assets included nine properties totaling approximately 2.0 million square feet in five markets, representing a majority of the Fund I assets. The sale of the remaining four assets in the Fund I portfolio is expected to close during the first quarter of 2012, subject to obtaining necessary lender consents in connection with the existing mortgage loans and customary closing conditions.

The completed and pending Fund I sales are as follows:

(dollars in 000’s)
Property Name	Location	Square Feet	Mortgage Balance (Parkway Share) (1)	Parkway Ownership
Completed Fund I Sales:
US Cellular Plaza	Chicago	609,597	$23,162	40.0%
Chatham Centre	Chicago	205,852	4,275	25.0%
1401 Enclave Pkwy	Houston	209,185	7,000	25.0%
BellSouth Building (2)	Jacksonville	92,272	1,841	25.0%
Centurion Centre (2)	Jacksonville	87,600	1,748	25.0%
555 Winderley	Orlando	101,656	2,056	25.0%
Gateway Center	Orlando	228,241	8,191	25.0%
Maitland 100	Orlando	128,154	2,175	25.0%
Desert Ridge Corporate Center	Phoenix	293,161	12,942	26.5%

Pending Fund I Sales:
100 Ashford Center (3)	Atlanta	160,154	$3,739	25.0%
Overlook II	Atlanta	260,467	7,875	25.0%
Peachtree Ridge (3)	Atlanta	160,434	3,745	25.0%
Renaissance Center	Memphis	189,580	3,945	25.0%

(1)	Mortgage balances shown are as of September 30, 2011.
(2)	Bellsouth Building and Centurion Centre have a cross-collateralized mortgage loan. The mortgage balances shown for these properties are allocated based on square footage.
(3)	100 Ashford Center and Peachtree Ridge have a cross-collateralized mortgage loan. The mortgage balances shown for these properties are allocated based on square footage.

The gross sales price for all Fund I assets, including the properties that have yet to close, is $344.3 million. The properties in the Fund I portfolio have a total of $293.1 million in non-recourse mortgage loans, of which $82.7 million is Parkway’s share. Parkway received approximately $11.3 million in net proceeds upon the completed partial closing and the net proceeds were used to reduce amounts outstanding under the Company’s credit facility.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this current report relating to the Company’s expectations as to the timing of the disposition and descriptions relating to these expectations are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the failure to sell properties as and when anticipated; the risk that a condition to closing of these transactions may not be satisfied; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1	The form of Purchase and Sale Agreement by and between Parkway Properties LP, a Delaware limited liability company, and applicable subsidiaries and Hertz Acquisitions Group, LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012

PARKWAY PROPERTIES, INC.

By:	/s/	Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer